UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2016 (June 28, 2016)

CHANGE HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Contribution Agreement and Debt Financing

On June 28, 2016, Change Healthcare, Inc., a Delaware corporation (“Change Healthcare”) and the indirect parent company of Change Healthcare Holdings, Inc. (the “Company”), entered into an Agreement of Contribution and Sale (the “Contribution Agreement”) by and among Change Healthcare, PF2 NewCo LLC, a Delaware limited liability company (“NewCo”), PF2 NewCo Intermediate Holdings, LLC, a Delaware limited liability company, PF2 NewCo Holdings, LLC, a Delaware limited liability company, HCIT Holdings, Inc., a Delaware corporation (“Echo”), Change Aggregator L.P., a Delaware limited partnership (“Blackstone”), H&F Echo Holdings, L.P., a Delaware limited partnership (“Hellman & Friedman” and, together with Blackstone and the other equityholders of Change Healthcare, the “Change Healthcare Stockholders”), and McKesson Corporation, a Delaware corporation (“McKesson”).

Pursuant to, and subject to the terms and conditions of, the Contribution Agreement, the Change Healthcare Stockholders and McKesson agreed to combine the McKesson Technology Solutions business, excluding McKesson’s Enterprise Information Solutions business and RelayHealth Pharmacy Network (the contributed business, the “Core MTS Business”), with Change Healthcare’s business, including all of the assets and operations of the Company, but excluding the Company’s pharmacy claims switching service and prescription routing businesses (the contributed business, the “Change Healthcare Business”), to form NewCo, a leading healthcare information technology company (the “Transaction”).

At the closing of the Transaction (the “Closing”), and pursuant to, and subject to the terms and conditions of, the Contribution Agreement:

•	McKesson will cause the Core MTS Business to be transferred to NewCo in consideration of (a) NewCo’s assumption, and subsequent repayment to McKesson at the Closing, of a promissory note in the aggregate principal amount of $1.25 billion (subject to certain adjustments as described below) (the “McK Note Payment”), (b) the issuance of membership interests (“Units”) in NewCo representing 70% of NewCo’s equity interests (subject to certain adjustments as described below) and (c) a tax receivable agreement from NewCo, as further described below (the “McK Tax Receivable Agreement”); and

•	The Change Healthcare Stockholders, directly and indirectly through Echo, will transfer the Change Healthcare Business to NewCo in consideration of (a) the payment at the Closing by NewCo to the Change Healthcare Stockholders and certain participants in the Change Healthcare, Inc. Amended and Restated 2009 Equity Incentive Plan (the “Change Healthcare Equity Plan”) of $1.75 billion (subject to certain adjustments as described below) (the “Change Healthcare Cash Payment” and, together with the McK Note Payment, the “Closing Cash Consideration”) and (b) the issuance to Echo of Units representing 30% of NewCo’s equity interests (subject to certain adjustments as described below).

In accordance with the Contribution Agreement, with respect to outstanding equity awards under the Change Healthcare Equity Plan, (i) outstanding stock options that are unexercised and vested (or become vested upon the Closing) and have an exercise price less than $2,400 will be cancelled upon the Closing in exchange for (A) a portion of the Change Healthcare Cash Payment and (B) equity interests in Echo, and (ii) outstanding stock options that are unvested, or that are vested (or become vested upon the Closing) and have an exercise price in excess of $2,400 will be cancelled upon the Closing in exchange for an equity interest in Echo of equivalent value to the cancelled award.

Effective upon the Closing, Echo will be a holding company owned 100% by the Change Healthcare Stockholders and participants under the Change Healthcare Equity Plan, and Echo’s only asset will be its equity interests in NewCo.

The Closing Cash Consideration payable to the respective parties at Closing is subject to adjustments based on an agreed upon allocation of transaction expenses, and the respective amounts of working capital and net debt of the Core MTS Business and the Change Healthcare Business. In addition, the amount of the McK Note Payment is subject to further downward adjustment, and the Change Healthcare Cash Payment is subject to further upward adjustment, at Closing if, based on the audited Core MTS Business financial statements for the fiscal year-ended March 31, 2016, the Core MTS Adjusted EBITDA (as defined in the Contribution Agreement) is less than a target amount as set forth in the Contribution Agreement. To the extent that the net amount of the Closing adjustments described above is less than $125 million, the net Closing adjustment will be deferred and paid following Closing, at the time when customary post-Closing “true-up” adjustments will be determined; provided, however, that if the net amount of the Closing adjustment is in excess of $125 million, then the Closing Cash Consideration payable to the respective parties will be adjusted appropriately to reflect such excess amount. If the net amount of post-Closing true-up adjustments and any deferred net Closing adjustments exceeds the amount permitted to be paid by NewCo under its financing arrangements, then the post-Closing true-up amount will be indemnifiable under the Contribution Agreement through the payment of cash by McKesson or Echo and/or an adjustment to McKesson’s or Echo’s, as applicable, equity interests in NewCo.

The Contribution Agreement includes customary representations, warranties and covenants by the parties, including representations and warranties by McKesson and Change Healthcare regarding the Core MTS Business and the Change Healthcare Business, respectively. McKesson and Echo have agreed to indemnify each other for excluded liabilities and breaches of representations, warranties and covenants, subject to certain exceptions and limitations. Indemnifiable damages for breaches of representations, warranties and covenants will be settled, at the indemnifying party’s option, through the payment of cash or an adjustment to the relative equity interests of the parties in NewCo.

Until the Closing, the Core MTS Business and the Change Healthcare Business will continue to operate independently of each other.

The consummation of the transactions contemplated by the Contribution Agreement is subject to closing conditions, including: (i) the absence of any law, order or injunction prohibiting the Closing; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of required competition approval in the European Union; (iii) receipt of the proceeds from the committed debt financing (as described below); (iv) receipt of customary payoff letters with respect to the repayment or refinancing of the Company’s existing debt; (v) the accuracy of the other parties’ representations and warranties and performance of their covenants and agreements (subject to customary materiality qualifiers); (vi) no material adverse effect having occurred with respect to either the Core MTS Business or the Change Healthcare Business; (vii) delivery of audited financial statements for the Core MTS Business for the fiscal years-ended March 31, 2015 and 2016; (viii) the separation of Change Healthcare’s pharmacy claims switching service and prescription routing businesses (the “Change Healthcare Pharmacy Switch and Prescription Routing Businesses”) from Change Healthcare; and (ix) the adoption, approval and execution by Echo and the Change Healthcare Stockholders of the merger agreement relating to a Qualified McK Exit (as defined below).

The Contribution Agreement may be terminated by McKesson and/or Change Healthcare under certain circumstances, including if the Closing is not consummated by June 28, 2017. The Contribution Agreement also may be terminated by: (a) McKesson if there is a change in tax law, or a change in certain relevant facts outside of McKesson’s control, as a result of which McKesson’s tax advisor notifies McKesson that it will be unable to render a favorable tax opinion as to the tax-free nature of (i) certain of McKesson’s transfers to NewCo at Closing or (ii) a Qualified McK Exit (as defined below); or (b) McKesson and/or Echo if there is a change in tax law, or a change in certain relevant facts outside of Echo’s control, as a result of which Echo’s tax advisor notifies Echo that it will be unable to render a favorable tax opinion as to the tax-free nature of Echo’s transfer to NewCo at Closing.

In connection with the transactions contemplated by the Contribution Agreement, NewCo entered into a commitment letter dated as of June 28, 2016 with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Barclays Bank PLC and Citigroup Global Markets Inc. pursuant to which subsidiaries of NewCo have obtained debt financing commitments for $6.1 billion in long-term funded debt and a $500 million revolving credit facility. The proceeds of the debt financing will be used to pay the Closing Cash Consideration pursuant to the Contribution Agreement, to refinance certain of the Company’s existing indebtedness and to pay fees and expenses incurred in connection with the transactions. The revolving credit commitments will also be available for ongoing working capital and other general corporate purposes of subsidiaries of NewCo following completion of the transactions. Pursuant to the Contribution Agreement, the parties have agreed to use their reasonable best efforts to cooperate with each other to assist NewCo and its subsidiaries in obtaining debt financing.

At the Closing, the parties will also enter into various ancillary agreements (collectively, the “Transaction Documents”), including, without limitation:

•	an amended and restated limited liability company agreement of NewCo (the “LLC Agreement”);

•	transition services agreements, pursuant to which NewCo will provide certain transition services to each of McKesson and the Change Healthcare Pharmacy Switch and Prescription Routing Businesses, and McKesson will provide certain transition services to NewCo;

•	the McK Tax Receivable Agreement, pursuant to which McKesson generally will be entitled to receive future cash payments related to a fixed percentage of the cash tax savings realized (or in certain circumstances, deemed to be realized) by Echo and its subsidiaries from the utilization of certain tax attributes, including certain amortizable tax basis, that NewCo is expected to acquire as a result of the transactions contemplated by the Contribution Agreement;

•	an intellectual property licensing agreement, pursuant to which NewCo will license certain intellectual property to each of McKesson and the Change Healthcare Pharmacy Switch and Prescription Routing Businesses, and each of McKesson and the Change Healthcare Pharmacy Switch and Prescription Routing Business will license certain intellectual property to NewCo;

•	a stockholders agreement with respect to Echo (the “Echo Stockholders Agreement”);

•	a management services agreement, pursuant to which NewCo would pay certain transaction and advisory fees to each of McKesson and affiliates of Blackstone and Hellman & Friedman;

•	the Change Healthcare Pharmacy Switch and Prescription Routing Option (as described below);

•	a registration rights agreement, pursuant to which McKesson, Echo and certain Change Healthcare Stockholders will have customary demand and piggyback registration rights exercisable during specified windows, as described under “LLC Agreement and Other Transaction Documents” set forth below (the “Registration Rights Agreement”); and

•	a tax receivable agreement, pursuant to which the Change Healthcare Stockholders generally will be entitled to receive future cash payments related to a fixed percentage of the cash tax savings realized (or in certain circumstances, deemed to be realized) by Change Healthcare and its subsidiaries in periods after Closing as a result of certain net operating losses and certain other tax attributes of Change Healthcare as of the Closing (the “New Echo Tax Receivable Agreement”).

Pursuant to the Contribution Agreement, the parties also agreed to cooperate in good faith to negotiate and enter into a mutually acceptable agreement between NewCo and McKesson relating to the licensing to NewCo of certain data obtained through McKesson’s operation of the RelayHealth Pharmacy Network.

The Contribution Agreement has been included in this report to provide interested parties with information regarding its terms. The representations and warranties set forth in the Contribution Agreement have been made solely for the benefit of the other parties to the Contribution Agreement. In addition, such representations and warranties (i) have been made only for the purpose of the Contribution Agreement, (ii) have been qualified by the disclosures made to the other parties in connection with the Contribution Agreement, (iii) are subject to materiality qualifications contained in the Contribution Agreement that may differ from what may be viewed as material by third parties and (iv) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. For the foregoing reasons, interested parties should not consider or otherwise rely on the representations and warranties as statements of factual information.

LLC Agreement and Other Transaction Documents

At the Closing, certain subsidiaries of McKesson (the “McK Members”) and Echo will enter into the LLC Agreement. The LLC Agreement will govern the rights and obligations of the McK Members and Echo in their roles as members of NewCo.

NewCo Board

The LLC Agreement will provide that NewCo will initially be governed by a Board of Directors (the “NewCo Board”) comprised of not more than ten members. Each of the McK Members, on the one hand, and Echo, on the other hand, will initially be entitled to designate up to four directors, of whom three directors may be employees or affiliates of the designating member, and one director may not be an employee or affiliate of the designating member and must otherwise be independent of NewCo. The ninth director on the NewCo Board will be NewCo’s chief executive officer (who is expected to be Neil de Crescenzo, the Company’s current chief executive officer), and the tenth director on the NewCo Board will be an independent director that is mutually designated by the McK Members and Echo. The parties expect that John H. Hammergren, McKesson’s chief executive officer, will initially be one of the directors designated by the McK Members and will act as the NewCo Board’s chairman. The number of NewCo Board designees of each of the McK Members and Echo is subject to reduction based on the ownership level of the corresponding member in NewCo.

Approval Rights of the Members

Pursuant to the LLC Agreement, certain actions by NewCo would require the prior written consent of both the McK Members and Echo. These matters include, without limitation: (i) materially changing the line of business of NewCo; (ii) the appointment, removal or replacement of NewCo’s chief executive officer or chairman of the NewCo Board; (iii) approving NewCo’s annual operating plan and budget; (iv) entering into certain material agreements, including affiliate transactions; (v) declaring or paying any dividend, redeeming or repurchasing equity securities or issuing or authorizing the issuance of equity securities of NewCo; (vi) incurring indebtedness (subject to certain exceptions); (vii) a change of control of NewCo, or the sale, lease or disposal of assets of NewCo outside the ordinary course of business; (viii) any initial public offering, other than a Qualified IPO (as defined below); (ix) terminating, liquidating or dissolving NewCo; and (x) any amendment to, modification of, or waiver under the Contribution Agreement or the Transaction Documents by NewCo. The foregoing approval rights of the members of NewCo would terminate, as to each of the McK Members and Echo, at such time as the McK Members (together with their permitted transferees) no longer own directly or indirectly 10% or more of the NewCo Units initially held by the McK Members.

Allocations

Pursuant to the LLC Agreement, profits and losses of NewCo will generally be allocated among the members of NewCo in proportion to the number of NewCo Units held by them.

Qualified Initial Public Offering

Pursuant to the LLC Agreement, the parties will agree to cooperate in good faith and use their reasonable best efforts to consummate, as promptly as practicable following the Closing, but in any event within 18 months of the Closing, a firm commitment initial public offering of Echo involving at least 10% of the common stock of Echo (after giving effect to such offering) and pursuant to which Echo would be listed for trading on The New York Stock Exchange, the NASDAQ Stock Market, or any other securities exchange or quotation system agreed to by the McK Members and Echo (a “Qualified IPO” and Echo, following such Qualified IPO, the “PubCo”). In addition, if a Qualified IPO has not been consummated within 24 months of the Closing (the “Initial Period”), then either the McK Members or Echo may cause NewCo and the other members to consummate a Qualified IPO (an “IPO Demand”) within a period of up to six months following the expiration of the Initial Period (the “IPO Preference Period”).

Transfers of Membership Interests in NewCo

Pursuant to the LLC Agreement, no member will be permitted to transfer NewCo Units (including any transfer of beneficial ownership therein), other than to a member’s affiliates or with the consent of the other members, except as described below.

Following the consummation of a Qualified IPO occurring at any time prior to the expiration of the IPO Preference Period, transfers would be permitted in accordance with the following transfer provisions:

•	for a period of up to three months following expiration of the underwriter lock-up period relating to a Qualified IPO (the “First Echo Sale Window”), certain Change Healthcare Stockholders may transfer shares of PubCo in a firm commitment public offering of PubCo’s common stock (a “Qualified Echo Sale”);

•	for a period (the “McK Exit Window”) of up to 12 months (subject to certain extensions) following the expiration of any lock-up period relating to a Qualified Echo Sale during the First Echo Sale Window (or following the lockup period relating to a Qualified IPO, if the applicable Change Healthcare Stockholders determine not to conduct a Qualified Echo Sale during the First Echo Sale Window), McKesson may conduct a Qualified McK Exit. A Qualified McK Exit is expected to be conducted as a spin-off or split-off (or a combination of the foregoing) of a Delaware corporation (“SpinCo”) holding McKesson’s interest in NewCo, followed immediately by the merger (the “Merger”) of SpinCo with and into PubCo (the “Qualified McK Exit”). The McK Members may also exercise certain registration rights during this window;

•	for a period of up to six months following the expiration or termination of the McK Exit Window, where a Qualified MCK Exit did not occur (the “Second Echo Sale Window”), certain Change Healthcare Stockholders may transfer or sell shares of PubCo in a Qualified Echo Sale;

•	during both the First Echo Sale Window and the Second Echo Sale Window, the McK Members may transfer Units pursuant to the exercise of tag-along registration rights pursuant to the Registration Rights Agreement, subject to certain Change Healthcare Stockholders having priority in such Qualified Echo Sale in the event of any cut-backs of shares offered pursuant to such offerings;

•	during the McK Exit Window, in the event the McK Members exercise registration rights, certain Change Healthcare Stockholders may transfer shares of PubCo pursuant to the exercise of tag-along registration rights pursuant to the Registration Rights Agreement, subject to the McK Members having priority in the first such offering in the event of any cut-backs of shares offered pursuant to such offering;

•	following expiration or termination of the Second Echo Sale Window (or, if applicable, any underwriter lock-up period applicable thereto), the McK Members and certain Change Healthcare Stockholders may transfer their beneficial interests in NewCo in any manner permitted by applicable law, and each of the McK Members and certain Change Healthcare Stockholders will have unlimited demand and piggyback registration rights pursuant to the Registration Rights Agreement, subject to customary limitations, and the McK Members would be able to exchange all or any portion of their Units for an equal number of shares of common stock of PubCo (and subsequently transfer such shares) (“Exchanges”); and

•	if a Qualified McK Exit is consummated, then following the 90-day period after such Qualified McK Exit, transfers may be conducted in any manner provided by applicable law, including pursuant to the exercise of registration rights pursuant to the Registration Rights Agreement.

The McK Exit Window would automatically terminate or be deemed to terminate no later than the date that is four years following the Closing. However, the First Echo Sale Window would be shortened (or deemed terminated) to the extent that it would otherwise be open during the third year after Closing, so that the McK Exit Window lasts a full 12 months following the expiration of the underwriter lock-up period for any Qualified IPO occurring within the two-year period following Closing.

Pursuant to the LLC Agreement, unless an IPO Demand is exercised on or before the tenth business day following expiration of the Initial Period, then at any time after the expiration of the Initial Period and prior to a Qualified IPO, either the McK Members or Echo may conduct any transfers permitted by applicable law, subject to a right of first refusal of the other party. In addition, during such time, and subject to the right of first refusal, either the McK Members or Echo may enter into an agreement with a third party involving the change of control of NewCo and exercise customary drag-along rights to cause the other members to transfer all of their respective Units (or beneficial interests therein) in connection with such drag-along sale.

If a Qualified IPO occurs at any time after the expiration of the IPO Preference Period, transfers would be permitted in any manner permitted by applicable law (including pursuant to Exchanges and/or unlimited demand and/or piggyback registration rights as set forth in the Registration Rights Agreement). Upon the occurrence of the first Exchange, if any, PubCo has agreed to enter into an additional tax receivable agreement with the McK Members, pursuant to which PubCo would be required to pay to the relevant McK Member 85% of the net cash tax savings, if any, arising from PubCo’s utilization of (i) certain tax basis increases resulting from the relevant Exchange and payments under such additional tax receivable agreement and (ii) imputed interest deductions.

Merger Agreement and Separation and Distribution Agreement; Tax Matters Agreement

In connection with the Closing, and pursuant to the Contribution Agreement and the LLC Agreement, SpinCo will enter into an agreement and plan of merger with Echo that will provide, among other things, that SpinCo will merge with and into PubCo immediately following a

Qualified McK Exit, pursuant to which the stockholders of SpinCo will be entitled to receive a number of shares of common stock of PubCo equal to the number of Units held by SpinCo at the effective time of the Merger. McKesson will also enter into a customary Separation and Distribution Agreement with SpinCo in connection with a Qualified McK Exit prior to a Qualified McK Exit.

In connection with a Qualified McK Exit, McKesson, SpinCo and PubCo will also enter into a Tax Matters Agreement, which will govern the rights, responsibilities and obligations of McKesson and SpinCo after the Qualified McK Exit with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state and local, and non-U.S., taxes, other tax matters and related tax returns.

Certain Covenants by Echo; Other Provisions

Pursuant to the LLC Agreement, Echo will make certain covenants to NewCo that are designed, among other things, to help preserve the availability of a Qualified McK Exit. These covenants will require, among other things, that Echo remains solely a holding company of its ownership of NewCo.

The LLC Agreement also provides that the McK Members will have a “top-up” right to acquire additional Units at fair market value (determined in accordance with the LLC Agreement) during an McK Exit Window, such that following the exercise of such top-up option, the stockholders of SpinCo will be entitled to hold a majority of the number of shares of PubCo common stock at the effective time of the Merger.

In addition, pursuant to the LLC Agreement and the Echo Stockholders Agreement, Echo and the Change Healthcare Stockholders will covenant to maintain certain minimum ownership levels in NewCo and in Echo, and the Change Healthcare Stockholders will covenant to vote in favor of any stockholder proposals required to be made (or deemed advisable to obtain) in connection with the Merger or any other transactions or agreements in respect of any Qualified McK Exit.

Tax Receivable Agreements

In connection with the Closing, NewCo and one of the McK Members will enter into the McK Tax Receivable Agreement. The McK Tax Receivable Agreement generally provides for the payment by NewCo to the McK Member and its permitted assigns of 85% of the net cash tax savings realized (or, in certain circumstances, deemed to be realized) by PubCo in periods after the Merger as a result of (i) certain amortizable tax basis in intellectual property rights transferred to NewCo at the Closing and (ii) imputed interest deductions and certain other tax attributes arising from payments under the McK Tax Receivable Agreement. PubCo will retain the benefit of the remaining 15% of such net cash tax savings, if any.

Prior to Closing, each of Change Healthcare, Echo, NewCo, Blackstone and Hellman & Friedman will also enter into the New Echo Tax Receivable Agreement. The New Echo Tax Receivable Agreement generally provides for the payment by Change Healthcare following Closing to the Change Healthcare Stockholders of 85% of the net cash tax savings realized (or, in certain circumstances, deemed to be realized) by Change Healthcare in periods after Closing as a result of certain net operating losses and certain other tax attributes of Change Healthcare as of the Closing. Change Healthcare will retain the benefit of the remaining 15% of such net cash tax savings, if any.

Change Healthcare Pharmacy Switch and Prescription Routing Option

In connection with the Closing, the Change Healthcare Stockholders and NewCo will enter into an option agreement (the “Change Healthcare Pharmacy Switch and Prescription Routing Option”) in favor of an affiliate of NewCo for the purchase of Change Healthcare’s Pharmacy Switch and Prescription Routing Businesses from the Change Healthcare Stockholders. The Change Healthcare Pharmacy Switch and Prescription Routing Option would become exercisable any time McKesson and its affiliates own less than 5% of the NewCo Units. The Change Healthcare Pharmacy Switch and Prescription Routing Option would expire if unexercised or unexercisable on the fifth anniversary of Closing and has an exercise price of $1.00 plus a fixed multiple of the incremental increase (if any) in the EBITDA of the Change Healthcare Pharmacy Switch and Prescription Routing Businesses (as defined in the Change Healthcare Pharmacy Switch and Prescription Routing Option) for the trailing 12 months preceding the exercise of the option over a baseline level of such EBITDA.

The foregoing summary of the Contribution Agreement and the Transaction Documents does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Contribution Agreement (and the forms of Transaction Documents attached thereto), a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Interim Stockholders’ Agreement

In connection with the transactions contemplated by the Contribution Agreement, Change Healthcare, Blackstone and Hellman & Friedman entered into an Interim Stockholders’ Agreement, dated June 28, 2016 (the “Interim Stockholders’ Agreement”), pursuant to which, among other things, each of Blackstone, Hellman & Friedman, and each other Change Healthcare Stockholder that later becomes a party thereto, (i) made certain representations and warranties to each other regarding the representations and warranties made by the Change Healthcare Stockholders under the Contribution Agreement, (ii) agreed to indemnify Change Healthcare and each of the other Change Healthcare Stockholders for any damages or losses incurred by Change Healthcare or the other Change Healthcare Stockholders under the Contribution Agreement as a result of any breach of the representations and warranties made by such Change Healthcare Stockholder, (iii) appointed Change Healthcare as the stockholders’ representative under the Contribution Agreement, and (iv) agreed to take or refrain from certain activities with respect to the transactions contemplated by the Contribution Agreement.

The foregoing summary of the Interim Stockholders’ Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Interim Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 2 to Stockholders’ Agreement

In connection with the transactions contemplated by the Contribution Agreement, effective June 28, 2016, Change Healthcare entered into an amendment (“Amendment No. 2”) to the Stockholders’ Agreement, dated as of November 2, 2011 (as amended by Amendment No. 1 to the Stockholders’ Agreement dated as of November 18, 2015, the “Stockholders’ Agreement”), by and among Change Healthcare, certain investment funds affiliated with Blackstone Group and Hellman & Friedman, the Company and the other Change Healthcare Stockholders, to provide that each of the Change Healthcare Stockholders will be required to participate in the transactions contemplated by the Contribution Agreement in accordance with the covenants and agreements made in the Stockholders’ Agreement.

The foregoing summary of Amendment No. 2 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of Amendment No. 2, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

On June 28, 2016, Change Healthcare issued a press release announcing the transactions described above under Item 1.01 of this Current Report on Form 8-K (this “Current Report”). A copy of Change Healthcare’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”), but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report (including the exhibits attached hereto) contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risk and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transactions contemplated by the Contribution Agreement; the ability to complete the transactions contemplated by the Contribution Agreement considering the various closing conditions; the expected benefits and costs of the transactions contemplated by the Contribution Agreement; any projections of earnings, revenues, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service developments, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transactions contemplated by the Contribution Agreement, including the satisfaction or waiver of all applicable closing conditions; the possibility that expected benefits may not materialize as expected; ability to successfully implement integration strategy for NewCo; as well as the ability to ensure continued performance or market growth of the Company’s, McKesson’s and NewCo’s products and services. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of the Company and McKesson described in the reports and other documents submitted by each of them to the Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. All forward-looking statements are based on information currently available to the Company and McKesson and are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by law, the Company disclaims any obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 2.1*	Agreement of Contribution and Sale, dated as of June 28, 2016, by and among McKesson Corporation, PF2 NewCo LLC, PF2 NewCo Intermediate Holdings, LLC, PF2 NewCo Holdings, LLC, HCIT Holdings, Inc., Change Healthcare, Inc., Change Aggregator L.P. and H&F Echo Holdings, L.P.

Exhibit 10.1	Interim Stockholders’ Agreement, dated June 28, 2016, by and among Change Healthcare, Inc., Change Aggregator L.P., H&F Echo Holdings, L.P., and the other equityholders of Change Healthcare, Inc. that become a party thereto.

Exhibit 10.2	Amendment No. 2 to the Stockholders’ Agreement, effective as of June 28, 2016, by and among Change Healthcare, Inc., Change Aggregator L.P. and H&F Echo Holdings, L.P.

Exhibit 99.1	Press Release issued by Change Healthcare, Inc. on June 28, 2016.

* The schedules and annexes to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or annex to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.
(Registrant)

By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Executive Vice President, General Counsel and Secretary

Date: July 5, 2016

Index of Exhibits

Exhibit No.	Description

Exhibit 2.1*	Agreement of Contribution and Sale, dated as of June 28, 2016, by and among McKesson Corporation, PF2 NewCo LLC, PF2 NewCo Intermediate Holdings, LLC, PF2 NewCo Holdings, LLC, HCIT Holdings, Inc., Change Healthcare, Inc., Change Aggregator L.P. and H&F Echo Holdings, L.P.

Exhibit 10.1	Interim Stockholders’ Agreement, dated June 28, 2016, by and among Change Healthcare, Inc., Change Aggregator L.P., H&F Echo Holdings, L.P., and the other equityholders of Change Healthcare, Inc. that become a party thereto.

Exhibit 10.2	Amendment No. 2 to the Stockholders’ Agreement, effective as of June 28, 2016, by and among Change Healthcare, Inc., Change Aggregator L.P. and H&F Echo Holdings, L.P.

Exhibit 99.1	Press Release issued by Change Healthcare, Inc. on June 28, 2016.

* The schedules and annexes to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or annex to the Securities and Exchange Commission upon request.